                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a 6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a 11(c) or Rule 14a 12

                       The Guarantee Life Companies Inc.
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                           [LOGO]THE GUARANTEE LIFE
                                COMPANIES INC.

                               Guarantee Centre
                            8801 Indian Hills Drive
                             Omaha, Neraska 68114

--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 14, 1998


To the Shareholders of The Guarantee Life Companies Inc.:

         The Annual Meeting of Shareholders of The Guarantee Life Companies Inc. (the "Company") will be held at Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska, on Thursday, May 14, 1998, at 10:00 a.m., Central Standard Time, for the following purposes:

          1. To elect four directors, each to serve for a three-year term of office expiring at the 2001 Annual Meeting of Shareholders; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 27, 1998, are entitled to notice of and to vote at the Annual Meeting of Shareholders.

         All shareholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your shares voted, please sign and date the enclosed proxy and return it in the accompanying envelope as promptly as possible or call 1-800-840-1208 to vote by telephone. YOUR VOTE IS VERY IMPORTANT. Your proxy may be revoked by appropriate notice to the Secretary of the Company at any time prior to the voting thereof.

                      BY ORDER OF THE BOARD OF DIRECTORS



                                     R. A. Spellman
                                       Secretary

Omaha, Nebraska
April 9, 1998

                       THE GUARANTEE LIFE COMPANIES INC.
                               Guarantee Centre
                            8801 Indian Hills Drive
                            Omaha, Nebraska   68114

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1998

         This Proxy Statement is furnished to shareholders of The Guarantee Life Companies Inc. (the "Company") in connection with the solicitation on behalf of the Company's Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 14, 1998, at 10:00 a.m., Central Standard Time, at Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska. Distribution of this Proxy Statement and the accompanying form of proxy began on or about April 9, 1998.

         Only holders of record of common stock of the Company (the "Common Stock") at the close of business on March 27, 1998, are entitled to notice of and to vote at the annual meeting. On that date, the Company had outstanding 8,838,101 shares of Common Stock, each of which is entitled to one vote.

         A stockholder who is a participant in Guarantee Life Insurance Company's Thrift Savings Plan will receive a proxy card which covers both shares credited to such stockholder's plan account plus shares of record registered in the same name. Accordingly, proxies executed by such a participant will serve as a voting instruction to the trustee of the plan. If a participant's plan account is not carried in the same name as his or her shares of record, such participant will receive a separate proxy card for both individual and plan holdings. If a participant in Guarantee Life Insurance Company's Thrift Savings Plan does not vote the shares credited to the participant's plan account, such shares will be voted by the plan's trustee in the same proportion as the shares that are voted by the other participants in the plan.

         The enclosed proxy may be revoked by the shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the shareholder is present at the annual meeting and elects to vote in person.

         A majority of the outstanding shares will constitute a quorum at the annual meeting. Shares entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the proposal set forth in the Notice of Annual Meeting of Shareholders.

         The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company, without additional compensation therefor. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

         Also, ChaseMellon Shareholder Services, L.L.C. may assist the Company in soliciting proxies for the annual meeting, and if so, will be paid an estimated fee of up to $25,000 plus out-of-pocket expenses. The Company has agreed to indemnify ChaseMellon Shareholder Services, L.L.C. against certain liabilities in connection with soliciting proxies for the annual meeting.

ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, with one class elected each year to hold office for a three-year term. Robert D. Bates, Theodore C. Cooley, Bernard W. Reznicek and Janice D. Stoney, current members of the Board of Directors, have been nominated for re-election to serve three-year terms of office expiring at the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Directors are elected by a plurality of votes cast. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. If any nominee is unable to serve, or for good cause declines to serve at the time of the annual meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election.

The following table sets forth certain information regarding the nominees for election and the directors continuing in office.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED.

                           DIRECTOR                  BUSINESS EXPERIENCE AND
         NAME                SINCE                      PRINCIPAL OCCUPATION                                     AGE

Robert D. Bates              1994           Chairman of the Board, President and Chief Executive Officer         56
                                            of The Guarantee Life Companies Inc. since May 1995.
                                            Chairman of the Board of Guarantee Life Insurance Company
                                            since November 1990 and President and Chief Executive
                                            Officer of Guarantee Life Insurance Company since March 1989.

Theodore C. Cooley           1994           Executive Vice President of the Company since May 1995.              56
                                            Executive Vice President-Individual Division of Guarantee Life
                                            Insurance Company since March 1994, and Senior Vice President-
                                            Individual Division from March 1993 to March 1994.  From 1977 until joining Guarantee Life Insurance Company in 1993,
                                            Mr. Cooley served with The Paul Revere Insurance Group.

Bernard W. Reznicek          1994           National Director, Utility Marketing for Central States              61
                                            Indemnity Co. of Omaha since January 1997.  Prior thereto, starting in July 1994, he was Dean of the Creighton
                                            University College of Business Administration.  Between
                                            1987 and 1994 he served with Boston Edison Company,
                                            Boston, Massachusetts and was Chairman and Chief
                                            Executive Officer at the time of his retirement in 1994.
                                            Mr. Reznicek is a director of CalEnergy Company, Stone &
                                            Webster, Inc., CSG Systems International, State Street
                                            Corporation and Thermal Technologies, Inc.

Janice D. Stoney             1994           Executive Vice President (Retired), U S WEST                         57
                                            Communications from 1990 until her retirement in 1992.
                                            From 1989 until 1990 she was President of the Consumer
                                            Division of U S WEST Communications.  Ms. Stoney is a
                                            director of Premark International and Whirlpool Corporation.

   DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS:


                           DIRECTOR                  BUSINESS EXPERIENCE AND
           NAME              SINCE                      PRINCIPAL OCCUPATION                                     AGE
C.R. "Bob" Bell              1994           President, Greater Omaha Chamber of Commerce since 1989.             67

Thomas T. Hacking            1995           Chief Executive Officer, Hacking & Co., a private investment         53
                                            and merchant banking firm, since 1993.  From 1988 until 1993,
                                            Mr. Hacking was Executive Vice President and co-head of
                                            investment banking for Bateman Eichler, Hill Richards Inc.
                                            and its successor, Kemper Securities, Inc.

A.J. Scribante                1994          Chairman of the Board and Chief Executive Officer, VITAL             68
                                            LEARNING Corporation since 1989, and since 1988,
                                            Mr. Scribante has been Chairman of Vital Resources, Inc.

    DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS

John R. Cochran              1994           Chairman of the Board and Chief Executive Officer, FirstMerit        55
                                            Corporation since February 1998, and prior thereto from 1995 to
                                            February 1998, President and Chief Executive Officer of FirstMerit
                                            Corporation.  From January 1986 to 1995, Mr. Cochran was
                                            President and Chief Executive Officer of Norwest Bank Nebraska,
                                            N.A.  Mr. Cochran is a director of FirstMerit Corporation.

Lee M. Gammill, Jr.          1997           Vice Chairman of the Board (Retired) of New York Life                64
                                            Insurance Company since February 1995.  Prior to his position as Vice Chairman, Mr. Gammill spent approximately 40 years with New York Life Insurance Company, in a variety of
                                            positions, including Executive Vice President in Charge of
                                            Individual Operations and Senior Vice President.  Mr. Gammill
                                            is a director of National Affiliated Corp. and Vanguard Airlines.

James M. McClymond           1994           Consultant to Thermal Technologies, Inc.  Since October 1994,        64
                                            he has served as an international business consultant.  Prior thereto, he served as President of Peoples Natural Gas Company from February 1985 until his retirement in October 1994.  Mr.
                                            McClymond is a director of Thermal Technologies, Inc.

William F. Welsh II          1994           President and Chief Executive Officer, Election Systems &            56
                                            Software, Inc., formerly known as American Information
                                            Systems, Inc. since 1994.  From 1977 until 1993, Mr. Welsh served in various management positions at Valmont Industries
                                            Inc., including President and Chief Executive Officer.

INDEPENDENT AUDITORS

         Upon recommendation of the Audit Committee of the Board of Directors, the Board has reappointed KPMG Peat Marwick LLP ("KPMG") as the independent public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year beginning January 1, 1998 and ending December 31, 1998.

         Representatives of KPMG will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.


Executive Officers

   EXECUTIVE OFFICERS, IN ADDITION TO MESSRS. BATES AND COOLEY (SEE PAGE 3)
                             ARE SET FORTH BELOW.

                                          Business Experience and
          Name                            Principal Occupation                                                   AGE
Michael G. Allen           Senior Vice President of the Company since May 1995 and Senior Vice                   48
                           President-Employee Benefits Division of Guarantee Life since January 1996.
                           Mr. Allen joined Guarantee Life in September 1993 as Senior Vice President-
                           Planning, Human Resources and Administration and became Senior Vice
                           President-Group Operations in 1995. Prior thereto, from 1986 until joining
                           Guarantee Life, he was President of Louis Allen Associates.

William  L. Bauhard        Senior Vice President and Chief Financial Officer of the Company and                  52
                           Guarantee Life since May 1995. Prior to joining the Company, Mr. Bauhard spent over 23 years with US WEST Communications in a variety of financial management positions with the most recent position of Executive Director-Finance.

David L. Bomberger         Senior Vice President-Finance and Treasurer of the Company since May 1995,            43
                           and Senior Vice President-Finance and Treasurer of Guarantee Life since
                           November 1990.

C.E. "Duffy" Boyle         Senior Vice President-Information Systems and Services of Guarantee Life              44
                           since February 1998, and prior thereto, Vice President-Information Systems and Services since November 1997.  From 1995 until November 1997,
                           Mr. Boyle held the position of Vice President-Applications Development.
                           From 1990 until joining Guarantee Life, Mr. Boyle served in a variety of positions with First Data Corporation, with the most recent position of
                           Director of Applications Development.

Alan D. Brinkman           Vice President and Corporate Actuary of Guarantee Life since May 1997,                37
                           and prior thereto, Vice President-Financial Actuarial Services since May 1995.
                           Since joining Guarantee Life in October 1991 until May 1995, Mr. Brinkman held the position of Financial Actuarial Vice President-Individual Division.

Richard C. Easton          Senior Vice President-Group Marketing of Guarantee Life since February 1995.          61
                           Mr. Easton joined Guarantee Life in February 1993 as Vice President-Group
                           Sales.  Prior to joining Guarantee Life, Mr. Easton spent over 33 years with
                           Standard of Oregon in a variety of group sales and operations positions with the most recent position of Vice President of Group Marketing.

J.D. "Wayne" Gardner       Senior Vice President-Product and Strategic Development-Individual Division           50
                           of Guarantee Life since November 1997, and prior thereto, Senior Vice President-
                           Marketing-Individual Division since September 1994.  Mr. Gardner joined
                           Guarantee Life in May 1993 as Vice President-Marketing and Sales-Individual
                           Division.  From 1977 until joining Guarantee Life, Mr. Gardner served in various positions with The Paul Revere Insurance Group, most recently as Vice President-
                           Career Sales.

Mary G. Rahal              Senior Vice President of the Company since May 1997, and Senior Vice                  51
                           President-Human Resources and Corporate Services of Guarantee Life since
                           August 1996.  From 1984 until joining Guarantee Life, Ms. Rahal served in various positions with The Paul Revere Insurance Group, most recently as
                           Sales Vice President, South Central Region.

Gary  H. Rittenhouse       Senior Vice President of the Company since May 1995 and Senior Vice                   51
                           President-Strategic Initiatives and Group Special Markets of Guarantee
                           Life since January 1996. Mr. Rittenhouse has served in various positions since joining Guarantee Life in 1970, including Senior Vice President-Group
                           Division, Senior Vice President-Group Marketing and Vice
                           President-Group Marketing.

Richard A. Spellman        Senior Vice President, General Counsel and Secretary of the Company since             55
                           May 1995 and Senior Vice President, General Counsel and Secretary of
                           Guarantee Life since July 1990.

Ownership of Common Stock

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 28, 1998, by (i) each director and each executive officer named in the Summary Compensation Table and
(ii) all directors and executive officers as a group. Except as noted below, each holder listed below has sole investment and voting power with respect to the shares beneficially owned by the holder.


                                             Deferred     Phantom Stock
                              Common       Compensation  Appreciation     401(k)                            Total
Name                           Stock          Plan(1)       Plan(2)      Plan(3)  Options(4)   Other       Shares
--------------------------------------------------------------------------------------------------------------------
Robert D. Bates               51,181(5)     10,148           22,329      10,370    32,086     38,269(10)  164,383(12)
C.R. "Bob" Bell                2,226             0                0           0     3,000          0        5,226
John R. Cochran                1,069           640                0           0     3,000          0        4,709
Theodore C. Cooley            10,539(6)      3,763            1,855       3,470     4,973        152*      24,752
Lee M. Gammill, Jr.                0           751                0           0     3,000          0        3,751
Thomas T. Hacking              2,400(7)          0                0           0     3,000          0        5,400
James M. McClymond            13,000             0                0           0     3,000          0       16,000
Bernard W. Reznicek            1,100             0                0           0     3,000          0        4,100
A.J. Scribante                33,140(8)          0                0           0     3,000          0       36,140
Janice D. Stoney               2,100           990                0           0     3,000          0        6,090
William F. Welsh II           20,010             0                0           0     3,000          0       23,010
Gary H. Rittenhouse            1,906(9)      1,427            4,408       2,405     4,973        226*      15,345
Michael G. Allen              14,697           949            1,046       2,345     2,473        955(11)   22,465
David L. Bomberger             2,803         1,495            3,023       1,688     4,973         17*      13,999
All Directors and Executive Officers as a group (21 persons)                                              410,367

        As of February 28, 1998, Common Stock benefiucially owned by directors and executive office as a group represents approximately 4.6% of the outstanding shares. Except as noted, each holder listed owns less than 1% of the outstanding shares.

  (1) The figures in this column represent phantom stock units held in the Guarantee Life Insurance Company Deferred Compensation Plan. Holders of these phantom stock units have no voting or investment power.
  (2) The figures in this column represent phantom stock units held in a phantom stock appreciation program adopted prior to the existence of a public market for the Company's Common Stock. Holders of these phantom stock units have no voting or investment power.
  (3) The figures in this column represent shares held, as of February 28, 1998, in Guarantee Life's 401(k) Plan. Holders of these shares have voting and investment power.
  (4) Includes shares that could be obtained upon exercise of stock options which have vested or will vest within 60 days.
  (5)   Includes 44 shares held by the Robert D. Bates Irrevocable Trust.
  (6) Includes 130 shares held by an irrevocable trust of which Mr. Cooley's spouse is the co-trustee.
  (7) Mr. Hacking is a limited partner in, and Hacking & Co. acts as a consultant to, a group of partnerships managed by Kayne Anderson Investment Management, Inc. These partnerships own, in the aggregate, 167,500 shares. Mr. Hacking disclaims beneficial ownership of these shares.
  (8) Includes 345 and 375 shares owned by VITAL LEARNING Corporation and Vital Resources, Inc., respectively. Mr. Scribante is the Chairman of the Board and Chief Executive Officer of VITAL LEARNING Corporation and Chairman of the Board of Vital Resources, Inc.
  (9)   Includes 60 shares held by Mr. Rittenhouse's family members.
 (10) Includes 15,000 shares of restricted stock and 20,000 performance shares issued pursuant to the 1994 Long Term Incentive Plan as to which Mr. Bates has voting power but no investment power. Also includes 1,730 shares of restricted stock pursuant to an Incentive Compensation Plan Bonus Program and 1,539 shares of restricted stock issued pursuant to a Stock Option Early Exercise Incentive Program as to which Mr. Bates has voting but no investment power.
(11) Includes 455 shares of restricted stock issued pursuant to an Incentive Compensation Plan Bonus Program and 500 shares of restricted stock issued pursuant to a Stock Option Early Exercise Incentive Program as to which Mr. Allen has voting but no investment power.
(12) Mr. Bates is the beneficial owner of approximately 1.86% of the outstanding shares.

    * Represents shares of restricted stock issued pursuant to an Incentive Compensation Plan Bonus Program as to which the participant has voting but no investment power.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock ("reporting persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on Company records and other information, the Company believes that during 1997, all reporting persons were in compliance with all applicable filing requirements except that one report covering two transactions was inadvertently filed late on behalf of James M. McClymond.

MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held eight meetings in 1997. All directors attended at least 75% of the meetings of the Board and its committees on which they served.

         The Board of Directors has standing Audit and Compensation Committees. In 1997, the Audit Committee was composed of Directors Bekins (until his retirement in November 1997), Bell, Gammill and Reznicek, with Mr. Reznicek serving as Chair. The functions performed by the Audit Committee include exercising the powers and authority of the directors of the Company to oversee and monitor the internal accounting and operating systems of the Company and its subsidiaries and related matters. The Audit Committee held four meetings in 1997. In 1997, the Compensation Committee was composed of Directors McClymond, Scribante, Stoney and Welsh, with Mr. Scribante serving as Chair. The duties of the Compensation Committee include exercising the powers and authority of the directors of the Company with regard to compensation philosophy and guidelines for the executive and management groups of the Company and its subsidiaries and related matters. The Compensation Committee held seven meetings in 1997.

COMPENSATION OF DIRECTORS

         During 1997, each non-employee director of the Company received an $18,000 annual retainer, $1,000 for each board meeting attended and $750 for each committee meeting attended. In addition, each committee chair received an annual retainer of $3,000. Non-employee directors of the Company who also serve on the Board of Directors of Guarantee Life Insurance Company or who serve as a committee chair for Guarantee Life Insurance Company received only one annual retainer fee for their board memberships and committee chairmanships and only one meeting fee for each joint meeting of both boards attended. Similarly, non-employee directors of the Company who also serve on committees of Guarantee Life Insurance Company received only one meeting fee for each joint committee meeting. In addition, directors are reimbursed for travel expenses incurred in attending meetings.

         In May 1996, the Board of Directors adopted the Directors Stock Incentive Plan in order to attract, retain and motivate the best qualified directors and to enhance mutuality of interest between the directors and shareholders of the Company. The Directors Stock Incentive Plan provides a one-time grant of options to each non-employee director in office on May 9, 1996, and each individual who first becomes a director after May 9, 1996, to purchase 3,000 shares of the Company's Common Stock. These options became exercisable November 9, 1996, at an exercise price of $17.125 per share. After becoming a board member, the Company granted 3,000 options to Mr. Gammill on May 9, 1997. These options became exercisable November 9, 1997, at an exercise price of $20.00 per share. Director Bekins (who retired in November 1997) exercised his 3,000 options on January 29, 1998.

         The Directors Stock Incentive Plan is administered by the Board of Directors. The maximum number of shares that may be issued under this plan is 90,000. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Common Stock, appropriate adjustments will be made in the number of shares available under this plan in the future and in the exercise prices under outstanding grants made before the event.

         Pursuant to the Company's 1994 Long Term Incentive Plan, on January 1, 1997, each non-employee director was granted 1,250 nonqualified stock options at a price of $18.50 per share. These options become exercisable in 25% annual installments with the first annual installment exercisable on January 1, 1999. Also pursuant to the Company's 1994 Long Term Incentive Plan, on December 31, 1997, each non-employee director was granted nonqualified stock options for shares having an aggregate fair market value of $5,000 on that date. These options become exercisable in 25% annual installments with the first annual installment exercisable on December 31, 1999.

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid by Guarantee Life for the fiscal year ended December 31, 1997, to the chief executive officer and the four most highly compensated executive officers, other than the chief executive officer, of Guarantee Life and the Company.

                                                                               Long Term
                                        Annual Compensation                Compensation Awards
                           ---------------------------------------------------------------------------
                                                                      Restricted        Securities
                                                        Other Annual     Stock          Underlying        All Other
Name and                          Salary      Bonus     Compensation    Award(s)        Options/SARs     Compensation
Principal Position         Year     ($)        ($)           ($)*        ($)**             (#)                ($)
---------------------------------------------------------------------------------------------------------------------
Robert D. Bates            1997   461,406   118,059(1)      5,297        55,370           100,000          58,752(12)
Chairman, President and    1996   453,333   196,075(2)      6,248        24,509                 0          64,868(13)
Chief Executive Officer    1995   415,700   200,000         6,874             0           159,110          61,143(14)

Theodore C. Cooley         1997   212,490    90,047(3)      2,239             0            15,000           6,330(15)
Executive Vice President   1996   199,600    46,481(4)      2,299         3,254                 0           5,609(16)
                           1995   191,267    66,861           831             0            19,889           5,712(17)

Gary H. Rittenhouse        1997   172,040    89,440(5)      1,080             0            15,000           5,842(18)
Senior Vice President      1996   162,750    64,416(6)        692         4,831                 0           5,243(19)
                           1995   156,250    20,000         1,576             0            19,889           5,252(20)

Michael G. Allen           1997   196,440    35,442(7)        974        17,734            15,000           5,281(21)
Senior Vice President      1996   180,700    47,933(8)        676         5,992                 0           4,028(22)
                           1995   154,367    40,000        14,192(11)         0            19,889           5,625(23)

David L. Bomberger         1997   168,873    49,887(9)      1,304             0            15,000           5,017(24)
Senior Vice President      1996   153,083    36,610(10)     1,649           363                 0           4,838(25)
                           1995   139,700    35,000         1,035             0            19,889           4,216(26)

---------------------------------------------------------------------------------------------------------------------

  (1) Includes 2,805 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $70,826 when payable.
  (2) Includes 5,503 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $117,645 when payable.
  (3) Includes 356 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $8,989 when payable.
  (4) Includes 978 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $20,916 when payable.
  (5) Includes 354 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $8,939 when payable.
  (6) Includes 1,205 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $25,766 when payable.
  (7) Includes 842 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $21,261 when payable.
  (8) Includes 1,345 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $28,759 when payable.
  (9) Includes 197 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $4,974 when payable.

(10) Includes 342 shares of Common Stock received in lieu of cash compensation, which shares had a fair market value of $7,310 when payable.
(11) Includes income tax allowance on non-deductible moving/relocation expense reimbursements.
(12) Consists of $4,800 employer matching contribution to the Guarantee Life Thrift Savings Plan, $1,800 of premiums paid for group term life insurance, and a $52,152 deposit to an annuity to supplement Mr. Bates' retirement plan benefit.
(13) Consists of $4,621 employer matching contribution to the Guarantee Life Thrift Savings Plan, $1,800 of premiums paid for group term life insurance, and a $58,447 deposit to an annuity to supplement Mr. Bates' retirement plan benefit.
(14) Consists of $4,578 employer matching contribution to the Guarantee Life Thrift Savings Plan, $1,152 of premiums paid for group term life insurance, and a $55,413 deposit to an annuity to supplement Mr. Bates' retirement plan benefit.
(15) Consists of $4,530 employer matching contribution to the Guarantee Life Thrift Savings Plan and $1,800 of premiums paid for group term life insurance.
(16) Consists of $3,809 employer matching contribution to the Guarantee Life Thrift Savings Plan and $1,800 of premiums paid for group term life insurance.
(17) Consists of $4,560 employer matching contribution to the Guarantee Life Thrift Savings Plan and $1,152 of premiums paid for group term life insurance.
(18) Consists of $4,690 employer matching contribution to the Guarantee Life Thrift Savings Plan and $1,152 of premiums paid for group term life insurance.
(19) Consists of $4,547 employer matching contribution to the Guarantee Life Thrift Savings Plan and $696 of premiums paid for group term life insurance.
(20) Consists of $4,556 employer matching contribution to the Guarantee Life Thrift Savings Plan and $696 of premiums paid for group term life insurance.
(21) Consists of $4,585 employer matching contribution to the Guarantee Life Thrift Savings Plan and $696 of premiums paid for group term life insurance.
(22) Consists of $3,332 employer matching contribution to the Guarantee Life Thrift Savings Plan and $696 of premiums paid for group term life insurance.
(23) Consists of $4,929 employer matching contribution to the Guarantee Life Thrift Savings Plan and $696 of premiums paid for group term life insurance.
(24) Consists of $4,609 employer matching contribution to the Guarantee Life Thrift Savings Plan and $408 of premiums paid for group term life insurance.
(25) Consists of $4,430 employer matching contribution to the Guarantee Life Thrift Savings Plan and $408 of premiums paid for group term life insurance.
(26) Consists of $3,808 employer matching contribution to the Guarantee Life Thrift Savings Plan and $408 of premiums paid for group term life insurance.

   * In 1997 includes amounts reimbursed for the payment of taxes and amounts reimbursed from a nonqualified medical plan for Messrs. Bates, Cooley, Allen, Bomberger and Rittenhouse.

  ** Awards were made after December 31, 1997 and after December 31, 1996, respectively, and therefore no value is reported for those dates.

Option Grants Table

         The following table sets forth information concerning stock options granted to the chief executive officer and the four most highly compensated executive officers, other than the chief executive officer, of Guarantee Life and the Company during 1997.

                                 Individual Grants
                                 -----------------
                                                                                            Potential Realizable
                         Number of         % of Total                                        Value at Assumed
                         Securities       Options/SARs                                     Annual Rates of Stock
                        Underlying         Granted to         Exercise                      Price Appreciation for
                       Options/SARs        Employees         Base Price     Expiration          Option Term
Name                    Granted (#)       in Fiscal Year     ($/Share)         Date          5% ($)      10% ($)
------------------------------------------------------------------------------------------------------------------
Robert D. Bates           50,000             20.83%            $ 19.25      10/18/01       $1,199,000   $1,479,500
                          15,000              6.25%            $ 21.00       2/20/07       $  513,150   $  817,050

Theodore C. Cooley        15,000              6.25%            $ 21.00       2/20/07       $  513,150   $  817,050

Gary H. Rittenhouse       15,000              6.25%            $ 21.00       2/20/07       $  513,150   $  817,050

Michael G. Allen          15,000              6.25%            $ 21.00       2/20/07       $  513,150   $  817,050

David L. Bomberger        15,000              6.25%            $ 21.00       2/20/07       $  513,150   $  817,050
------------------------------------------------------------------------------------------------------------------


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

         The following table sets forth information concerning stock options exercised through February 1998 by the chief executive officer and the four most highly compensated executive officers, other than the chief executive officer, of Guarantee Life and the Company.

                                                         Number of
                                                    Securities Underlying       Value of
                          Shares                   Unexercised Options     In-the-Money Options
                         Acquired        Value     at Fiscal Year End (#)   at Fiscal Year End ($)
                        on Exercise    Realized        Exercisable/             Exercisable/
Name                       (#)            ($)         Unexercisable            Unexercisable
---------------------------------------------------------------------------------------------------
Robert D. Bates            7,693         101,932          32,086               $  497,333
                                                         184,331               $2,424,630

Theodore C. Cooley             0               0           4,973               $   77,081
                                                          29,916               $  343,698

Gary H. Rittenhouse            0               0           4,973               $   77,081
                                                          29,916               $  343,698

Michael G. Allen           2,500          32,500           2,473               $   38,331
                                                          29,916               $  343,698

David L. Bomberger             0               0           4,973               $   77,081
                                                          29,916               $  343,698
---------------------------------------------------------------------------------------------------

Incentive Plan

         The 1994 Long Term Incentive Plan was adopted in December 1994, and amended April 6, 1995, December 8, 1995, November 14, 1996, and May 8, 1997. The Plan was adopted in order to retain and attract qualified key employees, directors and agents of the Company and its subsidiaries and to align the interests of such persons with those of the Company and its shareholders by providing for the grant of options to purchase the Company's Common Stock which may be either incentive stock options or nonqualified stock options, as well as for restricted stock and performance shares. No award may be granted under the Incentive Plan after December 26, 2000.

         The Company's Board of Directors has designated the Compensation Committee of the Board of Directors as the Plan Committee. The Plan Committee has authority to administer the Incentive Plan, including the authority to determine who will receive awards and for what number of shares and to establish the terms and conditions of the awards.

         The maximum number of shares of Common Stock that may be issued under the Incentive Plan is 1,345,828, which is 13% of the total number of shares of Common Stock issued and outstanding immediately following the initial public offering of the Company's Common Stock. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Common Stock, appropriate adjustments will be made in the number and class of shares that may be awarded under the Incentive Plan in the future and in the number and class of shares and price under all outstanding grants made before the event.

         In 1997, the Plan Committee made awards of 240,000 stock options to key employees and directors at prices varying from $18.50 per share to $28.50 per share.


Retirement Plan

         Each of the named executive officers participates in the Retirement Plan for Home Office Employees of Guarantee Life Insurance Company and in the Guarantee Life Insurance Company Supplemental Retirement Plan.

         The following table sets forth the benefits payable, assuming retirement at age 65, to participants in the Retirement Plan and the Supplemental Retirement Plan at the levels of compensation and for the periods of service contained therein.

Assumed
 Annual                     Annual Pension Plan Benefits
Earnings           Years of Service at Normal Retirement
                15         20         25         30         35
            ---------------------------------------------------
$120,000     33,802     45,070     51,837     58,604     65,372
 150,000     42,802     57,070     65,712     74,354     82,997
 175,000     50,302     67,070     77,275     87,479     97,684
 200,000     57,802     77,070     88,837    100,604    112,372
 225,000     65,302     87,070    100,400    113,729    127,059
 250,000     72,802     97,070    111,962    126,854    141,747
 300,000     87,802    117,070    135,087    153,104    171,122
 350,000    102,802    137,070    158,212    179,354    200,497
 400,000    117,802    157,070    181,337    205,604    229,872
 450,000    132,802    177,070    204,462    231,854    259,247
 500,000    147,802    197,070    227,587    258,104    288,622

         The benefits shown in the preceding table are payable in the form of a straight life annuity. Benefits are not subject to offset for Social Security benefits. Compensation taken into account under the pension plans is the average monthly compensation paid to a participant during the consecutive 60-month period that produces the highest average compensation. For this purpose, compensation includes the total of base salary and bonus. The annual compensation shown in the Summary Compensation Table will be taken into account in computing the average monthly compensation used to determine the amount of each executive officer's retirement benefits, but generally will constitute only 20% of the compensation used for this purpose. Accordingly, the compensation used to determine the amount of such benefits differs by more than 10% from the compensation shown in the Summary Compensation Table for all the named executive officers. As of December 31, 1997, the aggregate amount of compensation and credited years of service taken into account for retirement benefits were as follows: Mr. Bates, $3,356,490 and eight years; Mr. Cooley, $1,229,282 and four years; Mr. Allen, $823,484 and four years; Mr. Rittenhouse, $988,827 and 27 years; and Mr. Bomberger, $894,414 and 20 years.


Employment Agreement

         Guarantee Life has entered into an employment agreement with Mr. Bates, effective as of April 1, 1995, pursuant to which he will serve as the Chairman of the Board of Directors, President and Chief Executive Officer of Guarantee Life and of the Company. The employment agreement was amended and restated on January 1, 1997, among other things, to add the Company as a party thereto. The initial term of the employment agreement will end on March 31, 1998. Thereafter, on the anniversary date of the April 1, 1995 effective date, the term of the agreement shall automatically be extended for additional one year terms until the Company or Mr. Bates gives the other party written notice that it does not wish to extend the term of the agreement.

         Under the employment agreement, Mr. Bates receives an annual base salary of $400,000 per annum (subject to increase at the discretion of the Board of Directors or reduction as part of an overall reduction in salaries payable to senior management personnel) and participates in employee and executive benefit and perquisite programs at levels appropriate for his position. Mr. Bates is also eligible to receive an annual cash bonus and long term incentive awards.

         In the event Mr. Bates' employment is involuntarily or constructively terminated without cause or he ceases to be Chairman of the Board, Chief Executive Officer or President, the agreement provides for the payment to Mr. Bates of two times his annual cash compensation. In the event Mr. Bates' employment is terminated in contemplation of a change of control or within two years following a change of control, the agreement provides for payment to Mr. Bates of three times his annual cash compensation. Upon involuntary termination, Mr. Bates would also receive a prorated bonus for the year of termination, all accrued compensation, the cash value of all previously awarded long term incentive grants, the present value of the additional retirement benefits which he would have accrued under the Supplemental Retirement Plan had he been employed for an additional two years and be fully vested in his accrued benefits under Guarantee Life's Supplemental Retirement Plan.

         Upon Mr. Bates' termination due to death or disability, he will receive an amount equal to his bonus payment amount, his accrued compensation, the cash value of all previously awarded long term incentive grants, and other incentives or awards including, without limitation, any outstanding award of restricted stock or performance shares.

         As a make-whole pension provision, Guarantee Life provides Mr. Bates compensation which is payable upon his death, retirement or termination of employment pursuant to a written agreement under which he is credited with a fixed percentage (a minimum of 9% and a maximum of 12%) of his base salary and annual incentive compensation.

Executive Severance Plan

         The Company has established the Executive Severance Plan under which certain executive officers and other designated key employees of the Company and its subsidiaries are eligible to receive certain severance benefits upon the occurrence of a change of control and other events. The Company's Board of Directors has designated 13 executive positions for participation in the Executive Severance Plan.

         Under the Executive Severance Plan, if a participant is involuntarily terminated other than for cause or voluntarily terminates employment for good reason, prior to the second anniversary of a change of control, except as provided below, such participant will receive the following severance benefits:
(1) a lump-sum amount equal to either one, two or three times the participant's base salary, (2) outstanding incentive awards or deferred compensation accounts shall become fully vested and earned, determined, in the case of any award based on attaining levels of performance, on performance as of the end of the fiscal year preceding the date of termination or the end of the month in which the termination occurs, whichever is more favorable to the participant and (3) outplacement services for one year.

         The Executive Severance Plan is renewable at three-year intervals unless terminated by the Board of Directors, provided that, if a change of control occurs during its term, it will continue in effect until all obligations thereunder are satisfied. In no event, however, will severance benefits payable under the Executive Severance Plan exceed the amount allowable to the Company as a deduction for federal income tax purposes under applicable law.


Compensation Committee Interlocks and Insider Participation

         In 1997, the Company's Compensation Committee was composed of A.J. Scribante, Chair, James M. McClymond, Janice D. Stoney and William F. Welsh II. Robert D. Bates, Chairman of the Board, President and Chief Executive Officer of the Company and Guarantee Life, served on the Board of Directors of VITAL LEARNING Corporation and was a member of its Compensation Committee in 1997. A.
J. Scribante, Chief Executive Officer of VITAL LEARNING Corporation, was a member of the Company's and Guarantee Life's Boards of Directors and was a member of the Company's and Guarantee Life's Compensation Committee in 1997.


Report of the Compensation Committee on Executive Compensation

         The Company's Compensation Committee is composed of independent, non-employee members of the Board of Directors. The duties of the Committee include exercising the powers and authority of the directors of the Company with regard to compensation arrangements for Company executives and related matters. The Company became a publicly-held entity in December 1995, upon the conversion of its subsidiary, Guarantee Life Insurance Company, from a mutual life insurance company to a stock life insurance company.

         Prior to the conversion of Guarantee Life in December 1995, the Committee retained an independent compensation consulting firm to assist in developing specific executive compensation plans and policies. Working with the consulting firm, the Committee adopted and revised plans of compensation intended to both continue the compensation philosophy and provide incentives that encourage and reward the creation of additional shareholder value.

         Compensation Philosophy

         As a public company since December 1995, the Company's compensation philosophy is to maintain a competitive compensation program that ties total compensation opportunities for executives to the creation of shareholder value. This philosophy is implemented through the combination of the following elements:

         (1) base salaries that are at or somewhat above the 50th percentile of salaries at a broad group of life insurance companies of similar and somewhat larger size, in order to enable the Company to attract and retain qualified executives in a competitive marketplace;

         (2) an annual incentive plan that provides opportunities for executives to receive cash incentives based on improvement in growth and profitability; and

         (3) equity-based awards that align the interests of executives with those of shareholders by tying economic rewards directly to increases in shareholder value and encouraging stock ownership by key executives.

         Section 162(m) of the Internal Revenue Code prohibits the Company from deducting any compensation in excess of $1 million paid to certain of its executive officers, except to the extent that such compensation is paid pursuant to a shareholder approved plan upon the attainment of specified performance objectives. The Company has not paid any compensation to any executive officers that was not deductible by reason of the prohibition in Section 162(m). By reason of having only recently become a public company, the Company qualifies for certain transition rules that will simplify compliance with Section 162(m) in the immediate future. The Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to
Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

         Base Salaries

         The base salaries of the chief executive officer, executive vice president and senior vice presidents have been, and will continue to be, reviewed periodically by the Committee. The Company seeks to pay its executives at competitive levels, based on the scope of responsibilities applicable to each position and the Committee's subjective assessment of the individual's performance and expected contribution to the Company's success. Competitive base salary levels are defined as the median (50th percentile) to somewhat above median level among similar-sized and somewhat larger companies in the life insurance industry. The Committee has adopted a specific peer group of companies, selected on the basis of size, performance and line of business comparability, for comparison purposes in establishing base salaries. The Committee expects to moderate salary growth in the future, basing more of the total compensation package on corporate performance.

         Mr. Bates' base salary was not increased in 1997 as part of a strategy to have a greater emphasis on performance-based compensation elements, and to more closely align Mr. Bates' compensation with the creation of shareholder value.* In lieu of a base salary increase, the Company awarded Mr. Bates 50,000 options, which is more thoroughly discussed below under the section entitled "Long Term Incentives." Based on market data, the Committee is satisfied that Mr. Bates' salary is competitive with companies with which Guarantee Life competes for chief executive talent.

*The difference in Mr. Bates' salary for the years 1996 and 1997, as reflected in the Summary Compensation Table on page 9, is due to a salary increase Mr. Bates received in March 1996, which was in effect only ten months of 1996 but was in effect all twelve months of 1997.

         Annual Incentives

         In 1997, the annual incentive plan was based primarily on return on equity targets, with goals set for Guarantee Life and its principal divisions. Annual incentive rewards were tied to three specific financial objectives identified by management and approved by the Committee: (1) supporting continued growth, (2) profitability and (3) increased shareholder value. The plan provided for market medial levels of compensation for performance that met budgeted plan projections set at the beginning of the year and approved by the Committee. The plan provided approximately 75th percentile rewards for superior performance against the annual budgeted financial measures. A portion of awards under this plan are paid in Company stock.

         The performance targets were approved by the Committee at the beginning of 1997 and the Committee certifies that the awards under the plan correspond to actual results versus the targets established. Mr. Bates' annual incentive targets for 1997 were 25% of base salary (threshold target), 60% of base salary (par target), and 100% of base salary (maximum target), which were tied to Guarantee Life's performance against corporate return on equity targets. Mr. Bates' targets for 1996 were 25%, 50% and 75%, respectively. Mr. Bates' actual bonus for 1997 was $118,059.

         In addition to awards under the annual incentive plan, the Committee may, under appropriate circumstances, grant discretionary bonuses to executives to acknowledge exceptional performance in the attainment of specific goals.

         In 1997, the Company granted matching shares as part of a stock ownership program to the chief executive officer, executive vice president and the senior vice presidents. These matching shares shall vest on the third anniversary of the date of grant if certain stock ownership goals are met, unless the executive's employment with the Company and each of its subsidiaries terminates prior thereto due to death, disability or retirement at or after age 60, in which case the matching shares shall become fully vested.

         Long Term Incentives

         The purposes of the Company's 1994 Long Term Incentive Plan, as amended, are to reward top management for increasing shareholder value, to develop stock ownership among key executives, and to help retain key executives. The Committee has approved a long term incentive plan that provides for grants of stock options to the chief executive officer, executive vice president, senior vice presidents and other key employees. Both incentive stock options and nonqualified stock options (with a maximum term of 10 years) were granted in 1995. One quarter (25%) of these options became exercisable on December 26, 1997. The remaining three quarters will become vested in 25% increments on December 26, in each of the years 1998, 1999, and 2000. Pursuant to the terms of the long term incentive plan, no stock options were awarded in 1996 to executives who received option grants in 1995. In 1997, the Company granted to each of the chief executive officer, executive vice president and the senior vice presidents, options to purchase 15,000 shares of the Company's common stock at an option price of $21.00 per share. One third of these options will vest in the year in which the Company's return on equity equals or exceeds 13%. The remaining two thirds will vest in the year in which the Company's return on equity equals or exceeds 15%. Automatic vesting will occur in 2004. All options are granted at fair market value on the date of the grant.

         As previously mentioned, in 1997, as an alternative to increasing Mr. Bates' base salary, the Company designed a shareholder value focused long term incentive program for the chief executive officer. The program had several components. The first component was a one time grant of 15,000 restricted shares which shall vest on January 1, 2001. The second component was a one time grant of 20,000 performance shares, at a price of $18.50 per share, which shall vest on the January 1 following the second consecutive calendar year between January 1, 1997 and December 31, 2003 on which the Company's total return to shareholders exceeds the median level of competing companies. Automatic vesting of these shares will occur on January 1, 2004.

         Finally, the Company granted Mr. Bates options to purchase 50,000 shares of the Company's common stock at an option price of $19.25 per share. These options shall vest after the Company achieves a 12.5% or higher return on equity. Upon the Company's achievement of a 12.5% return on equity, the Company will grant Mr. Bates an additional 100,000 options to purchase shares at fair market value. These options will vest when the Company achieves a 15% return on equity. Upon reaching a 15% return on equity, the Company will grant Mr. Bates another 100,000 options to purchase shares at fair market value. Vesting of these final 100,000 options will be determined by the Board at the time they are granted, based upon the needs of the business. The program pursuant to which the additional 200,000 options are to be granted will terminate in five years. With respect to the initial 50,000 options, if Mr. Bates remains continuously employed by the Company or one of its subsidiaries through and including October 18, 2001, then these options will become fully vested.

         Prior to the adoption of the 1994 Long Term Incentive Plan and the existence of a public market for the Company's Common Stock, Guarantee Life maintained a phantom stock appreciation program that provided participating executives with an economic incentive to increase statutory surplus. This program, which was implemented in 1991, generally required the completion of five years of service following any award to receive any amounts otherwise earned under the applicable formula. With the anticipated public market for the Company's Common Stock, no further awards were made under this program after 1994.

         The value of the appreciation inherent in each award made under this program, as determined by the Committee taking into account appropriate adjustments to negate the effect of the demutualization process, was converted, effective as of the time of the Company's initial public offering, into an economic interest in a number of shares of the Company's Common Stock, based on the offering price in the initial public offering. The other terms and conditions of awards made under this program, including the original vesting schedule, remain unchanged, except that payment of such awards may be made in stock. Upon adoption by the Company's Board, the Guarantee Life Insurance Company Phantom Stock Plan was amended to allow participants thereof, upon vesting of their phantom shares, to transfer all or a portion of their vested phantom shares to the stock account of the Guarantee Life Insurance Company Deferred Compensation Plan. Under the phantom stock appreciation program, Mr. Bates has an interest in the economic equivalent of approximately 22,329 shares of the Company's Common Stock.

         Other Chief Executive Officer Compensation

         In 1995, to assure itself of his continued services following its demutualization and in recognition of Mr. Bates' past contributions to Guarantee Life and his expected contribution to its future performance, Guarantee Life entered into an employment agreement with Mr. Bates. The agreement has a three-year term and it is renewed annually. Among other things, the agreement provides for the payment to Mr. Bates of two times his annual cash compensation if his employment is involuntarily or constructively terminated without cause, and three times such annual compensation if his termination is a result of a change of control. The agreement was amended and restated, effective January 1, 1997, to add the Company as a party and to clarify that, upon death, disability, or involuntary or constructive termination, vesting will be automatically accelerated for his long term incentives and other benefits, including any outstanding award of restricted stock or performance shares.

         The Compensation Committee: A. J. Scribante, Chair, James M. McClymond, Janice D. Stoney and William F. Welsh II.

Performance Graph

         The following graph sets out the cumulative total shareholder return on the Company's Common Stock since its initial public offering on December 19, 1995, assuming the investment of $100 on December 19, 1995, and reinvestment of all dividends since that date to December 31, 1997, compared with the S&P 500 and the SNL Life & Health Insurance Index for the same period.

                           TOTAL RETURN PERFORMANCE

                             [GRAPH APPEARS HERE]

                                                                               Period Ending
                                    -------------------------------------------------------------------------------------------
Index                               12/19/95  12/31/95  3/31/96  6/30/96  9/30/96  12/31/96 3/31/97  6/30/97  9/30/97  12/31/97
-------------------------------------------------------------------------------------------------------------------------------
The Guarantee Life Companies Inc.      100.00   121.15   118.27   135.97   153.78   143.58   148.85   196.12   225.97   223.65
S & P 500 .......................      100.00   100.72   106.13   110.88   114.31   123.75   127.07   149.25   160.43   165.05
SNL Life & Health Insurance Index      100.00   102.24   107.93   111.13   117.25   133.29   137.63   162.42   176.47   185.64

Future Proposals

         Any proposal by any shareholder to transact any corporate business or to nominate a director at the Annual Meeting of Shareholders on May 14, 1998, shall be made by notice in writing and mailed by certified mail to the Secretary of the Company and must be received no later than April 16, 1998. A notice of nominations by a shareholder shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee and the nominating shareholder and (iv) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section. Only shareholders of record at the close of business on March 27, 1998, are entitled to bring business before the annual meeting or make nominations for directors.

         Any proposal that a shareholder intends to present at the 1999 annual meeting must be received by the Company no later than December 10, 1998, for inclusion in the 1999 notice of annual meeting, proxy statement and form of proxy. The inclusion of any such proposal in the proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Other Business

         Management does not know of any other business that will be presented for consideration at the annual meeting; however, if any other business should properly come before the annual meeting, the shares represented by the proxies and voting instructions solicited hereby may be discretionarily voted on such business in accordance with the judgment of the proxy holders.

        [LOGO]  THE GUARANTEE LIFE
                COMPANIES INC.


        Building Relationships For Life(R)


        Guarantee Centre
        8801 Indian Hills Drive
        Omaha, Nebraska 68114-4066
        402-361-7300
        http://www.guar.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
Please mark your votes as indicated in this example

X

PROPOSAL 1 - ELECTION OF DIRECTORS -
           NOMINEES:
              01) Robert D. Bates
              02) Theodore C. Cooley
              03) Bernard W. Reznicek
              04) Janice D. Stoney
WITHHOLD: (Write that nominee's name in the space provided below.)

FOR       WITHHOLD FOR ALL

IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW

SIGNATURE(S)______________________________________________________
SIGNATURE(S) ________________________________        DATE _____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                    HELP US SAVE MONEY - VOTE BY TELEPHONE
                           QUICK - EASY - IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

   VOTE BY PHONE: CALL TOLL-FREE USING A TOUCH-TONE TELEPHONE 1-800-840-1208
                                   ANYTIME.

                   THERE IS NO CHARGE TO YOU FOR THIS CALL.

  You will be asked to enter the 11-digit CONTROL NUMBER located in the lower right corner of this form.

PROPOSAL 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

             WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

   IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.
                             THANK YOU FOR VOTING.

CALL - TOLL-FREE - ON A TOUCH-TONE TELEPHONE 1-800-840-1208 - ANYTIME
                   There is NO CHARGE to you for this call.


                       THE GUARANTEE LIFE COMPANIES INC.
                               Guarantee Centre
                            8801 Indian Hills Drive
                             Omaha, Nebraska 68114

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      OF
                       THE GUARANTEE LIFE COMPANIES INC.

                                  PROXY CARD

          The person signing on the reverse side of this Proxy Card hereby appoints R. D. Bates, W. L. Bauhard and R. A. Spellman proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of The Guarantee Life Companies Inc. standing in the name of said person with all powers said person would possess if present at the Annual Meeting of Shareholders of The Guarantee Life Companies Inc. to be held May 14, 1998, or any adjournment thereof.

          PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.


                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL-FREE 1-800-840-1208 using a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

           A majority of shareholders must vote in order for the Annual Meeting to be held as scheduled on May 14, 1998. Your vote is vital - your shares cannot be voted unless you sign and return your proxy card OR vote by telephone.


                                  PLEASE VOTE